Exhibit 10.04



        SEVENTH AMENDMENT TO LETTER OF CREDIT AGREEMENTS

          THIS SEVENTH AMENDMENT TO LETTER OF CREDIT AGREEMENTS (this "Amendment"), is made and entered into as of January 18,
2002 (the "Effective Date"), by and between CONSOLIDATED FREIGHTWAYS CORPORATION, a Delaware corporation ("Debtor"), the other Credit Parties signatory to the Letter of Credit Agreements described below (collectively, together with the Debtor, the "Credit Parties") and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation ("GE Capital").

                       W I T N E SS E T H:

          WHEREAS, Debtor and GE Capital are parties to that certain Letter of Credit Agreement, dated as of April 27, 2001 (as amended to the date hereof, the "Letter of Credit Agreement"; capitalized terms used herein and not otherwise defined herein shall have the meanings given such terms in the Letter of Credit Agreement), pursuant to which GE Capital has committed to make certain letters of credit available to Debtor; and

          WHEREAS,  Debtor,  the  other  Credit  Parties  and  GE
Capital desire to modify the Letter of Credit Agreement in certain respects, all in accordance with and subject to the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the premises, the covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Debtor, the other Credit Parties and GE Capital do hereby agree that all capitalized terms used herein shall have the meanings ascribed thereto in the Letter of Credit Agreement (except as otherwise expressly defined or limited herein) and do hereby further agree as follows:

          1. Waiver. Subject to the terms and conditions of this Amendment, including without limitation the fulfillment of the conditions to effectiveness specified in Section 7 below, the Creditor hereby waives the minimum Excess Liquidity requirements in clauses (i)(A) and (ii)(A) of Section 2.2(f) of the Letter of Credit Agreement solely with respect to a Letter of Credit in the amount of $7,000,000 to be issued to United States Fidelity and Guaranty, Co. (the "January 2002 Letter of Credit"); provided that the aforesaid waiver relates solely to the issuance of the January 2002 Letter of Credit and to the specific conditions precedent to issuance of such Letter of Credit, and nothing in this Amendment is intended, or shall be construed, to waive any of the conditions precedent in Section 2.2(f) with respect to the issuance of any other Letters of Credit.

          2.   Amendment of the Letter of Credit Agreement.  Subject to the
terms   and  conditions  of  this  Amendment,  including  without
limitation the fulfillment of the conditions precedent specified in Section 7 below, the Letter of Credit Agreement is hereby amended

          (A) Annex A to the Letter of Credit Agreement is hereby amended by deleting therefrom the definition of "Commitment" in its entirety and substituting the following amended definition of such term in lieu thereof:

                "Commitment" shall mean commitment of Creditor to incur Letter of Credit Obligations, which commitment shall be One Hundred Twenty-Five Million Dollars ($125,000,000) on the Closing Date, as such amount may be adjusted, if at all, from time to time in accordance with this Agreement.

          (B) Section 1.1(a) to the Letter of Credit Agreement is hereby amended by adding a new sentence at the end of
     Section 1.1(a) to read in its entirety as follows:

          Notwithstanding anything to the contrary contained in this Agreement, at no time shall the sum of the Pledged Entity Adjusted Debt plus the outstanding balance of the Letter of Credit Exposure exceed Two Hundred Million Dollars ($200,000,000).

           (C) Section 2.2(d) to the Letter of Credit Agreement is hereby deleted and a new Section 2.2(d) is hereby substituted in lieu thereof to read in its entirety as follows:

               (d) After giving effect to the incurrence of such Letter of Credit Obligation, either (i) a Letter of Credit Exposure Excess would exist, or (ii) the sum of the Pledged Entity Adjusted Debt plus the outstanding balance of the Letter of Credit Exposure would exceed Two Hundred Million Dollars ($200,000,000); or

          3. No Other Amendments. Except for the waiver expressly set forth and referred to in Section 1 and the amendments expressly set  forth  and referred to in Section 2, each of the  Letter  of
Credit  Agreements shall remain unchanged and in full  force  and
effect.   Nothing  in  this Amendment is  intended  or  shall  be
construed  to  be  a  novation of any of  the  Letter  of  Credit
Agreements  or  to  affect, modify or impair  the  continuity  or
perfection   of   the  Creditor's  Liens  under  the   Collateral
Documents.


          4. Representations and Warranties. To induce GE Capital to enter into this Amendment, Debtor and each of the other Credit Parties hereby warrant, represent and covenant to GE Capital that: (a) this Amendment has been duly authorized, executed and delivered by Debtor and each Credit Party signatory thereto, (b) after giving effect to this Amendment, no Termination Event or Event of Default has occurred and is continuing as of this date, and (c) after giving effect to this Amendment, all of the representations and warranties made by Debtor and each Credit
Party in the Letter of Credit Agreement are true and correct in all material respects on and as of the date of this Amendment (except to the extent that any such representations or warranties expressly referred to a specific prior date). Any breach in any material respect by Debtor or any Credit Party of any of its representations and warranties contained in this Section 3 shall be an Event of Default under the Letter of Credit Agreement.
5. Ratification and Acknowledgment. Debtor and each of the other Credit Parties hereby ratify and reaffirm each and every term, covenant and condition set forth in the Letter of Credit Agreement and all other documents delivered by such company in connection therewith (including without limitation the other
Letter of Credit Documents to which Debtor or any Credit Party is a party), effective as of the date hereof.
6. Estoppel. To induce GE Capital to enter into this Amendment, Debtor and each of the other Credit Parties hereby acknowledge and agree that, as of the date hereof, there exists no right of offset, defense or counterclaim in favor of Debtor or any Credit Party as against GE Capital with respect to the obligations of Debtor or any Credit Party to GE Capital under the Letter of Credit Agreement or the other Letter of Credit
Agreement Documents, either with or without giving effect to this Amendment.

          7. Conditions to Effectiveness. This Amendment shall become effective, as of the Effective Date, subject to the prior or subsequent receipt by the Creditor of the following, in each case, in form and substance satisfactory to Creditor:

          (a) this Amendment, duly executed, completed and delivered by Debtor and each other Credit Party.

          (b) Debtor shall have delivered to Creditor a certificate of the Chief Financial Officer of Debtor (the
"Certificate of the Chief Financial Officer"), substantially in the form attached hereto as Exhibit A demonstrating:

               (i) the ability of Debtor and the other Credit Parties to pay all of their respective payroll obligations, payroll taxes and related amounts due on January 22, 2002, for services provided by employees of Debtor and Credit Parties for the period from January 6, 2002 through and including January 12, 2002; and

               (ii) the ability of Debtor and the other Credit
Parties to pay all of their respective pension plan and employee benefit plan payment obligations for the period from December 2, 2001 to December 31, 2001.

The Certificate of the Chief Financial Officer shall also contain a certification, based upon income statement and cash flow statement projections attached thereto and satisfactory to Creditor, that Debtor and the other Credit Parties have liquid assets available to fund any and all disbursements of the Credit Parties when due and payable (or, in the case of trade payables with reasonable promptness after such trade payables are due and payable) on or after the period commencing on the date hereof through and including February 17, 2002, including, without limitation, all trade payables of Debtor and the other Credit Parties, all payroll obligations, payroll taxes and related amounts of Debtor and the other Credit Parties and all pension plan and employee benefit plan payment obligations of Debtor and the other Credit Parties.

Upon the effective date of this Amendment, the amendment set forth in Section 2 of this Amendment shall become effective as of the effective date of this Amendment.

          8. Reimbursement of Expenses. Debtor and each of the other Credit Parties hereby agree that Debtor and each of the other Credit Parties shall reimburse GE Capital on demand for all costs and expenses (including without limitation reasonable attorney's fees) incurred by GE Capital in connection with the negotiation, documentation and consummation of this Amendment and the other documents executed in connection herewith and therewith and the transactions contemplated hereby and thereby.
9.   Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK
FOR CONTRACTS TO BE PERFORMED ENTIRELY WITHIN SAID STATE.
10. Severability of Provisions. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, Debtor and each of the other Credit Parties hereby waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

          11. Counterparts. This Amendment may be executed in any number of several counterparts, all of which shall be deemed to constitute but one original and shall be binding upon all parties, their successors and permitted assigns.
12. Entire Agreement. The Letter of Credit Agreement as amended by this Amendment embodies the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior agreements, representations and understandings, if any, relating to the subject matter hereof.

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          IN WITNESS WHEREOF, the parties have caused this Seventh Amendment to Letter of Credit Agreements to be duly executed by their respective officers thereunto duly authorized, as of the date first above written.



                         DEBTOR:

                         CONSOLIDATED FREIGHTWAYS CORPORATION


                         By
                         Name:
                         Title:


                         CREDITOR:

                         GENERAL ELECTRIC CAPITAL CORPORATION


                         By
                         Name:     Craig Winslow
                         Its Duly Authorized Signatory


                         SUBSIDIARY GUARANTORS:


                         CONSOLIDATED FREIGHTWAYS CORPORATION  OF
                         DELAWARE


                         By:
                         Name:
                         Title:


                         CF AIRFREIGHT CORPORATION


                         By:
                         Name:
                         Title:


                         REDWOOD SYSTEMS, INC.


                         By:
                         Name:
                         Title:


                         LELAND JAMES SERVICE CORPORATION


                         By:
                         Name:
                         Title: